UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 2, 2010

ALPHAMETRIX MANAGED FUTURES III LLC
(ALPHAMETRIX WC DIVERSIFIED SERIES)
(Exact name of registrant as specified in its charter)

Delaware	000-53864	27-1248567
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

c/o ALPHAMETRIX, LLC
181 West Madison St.
34th Floor
Chicago, Illinois 60602
(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 267-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 2, 2010 Mr. David Young was hired as the Chief Operations Officer of AlphaMetrix, LLC, the sponsor (“Sponsor”) of the Registrant.  Also effective March 2, 2010, Mr. Dennis R. Zarr assumed the position of Executive Vice President of Business Development for the Sponsor, and has resigned from his role as Chief Operations Officer of the Sponsor.  Mr. Young’s biographical information appears below.

David Young.  Mr. Young, age 44, joined AlphaMetrix in March 2010 and is its Chief Operations Officer.  Previously, Mr. Young served as the President of Spectrum Global Fund Administration (“Spectrum”), an administrator for alternative investment vehicles, from March 2002 until March 2010.  Mr. Young received a Bachelor of Science degree in Accounting from North Central College, Naperville, Illinois, in 1987.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 5, 2010

ALPHAMETRIX MANAGED FUTURES LLC (ALPHAMETRIX WC DIVERSIFIED SERIES)

By: AlphaMetrix, LLC, Manager

By:	/s/ Lisa M. Tamburini
Name: Lisa M. Tamburini
Title: Chief Legal Officer